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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-02869) and related Prospectus of Varco International, Inc. for the registration of 7,585,447 shares of its common stock and the incorporation by reference therein of our report dated February 15, 1996, with respect to the consolidated financial statements and schedule of Varco International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP
Orange County, California

May 16, 1996